Exhibit 99.1

Patriot National Bancorp, Inc.

Unaudited Pro Forma Condensed Combined Financial Statements

Patriot National Bancorp, Inc. (the “Company”) (PNBK), the parent company of Patriot Bank, N.A. (“Patriot”), acquired Prime Bank, headquartered in Orange, CT (“Prime”) on May 10, 2018.

The following unaudited pro forma condensed combined financial statements are based on the Company’s historical consolidated financial statements and Prime’s historical financial statements adjusted to give effect to the Company’s acquisition of Prime. The unaudited pro forma condensed combined balance sheet was prepared as if the merger occurred on March 31, 2018 and includes pro forma adjustments that are directly attributable to the merger and are factually supportable. The unaudited pro forma condensed combined statements of income for the three months ended March 31, 2018 and the twelve months ended December 31, 2017 were prepared as if the merger occurred on January 1, 2017 and include pro forma adjustments that are directly attributable to the merger, are factually supportable, and are expected to have a continuing impact on the combined results.

These unaudited pro forma condensed combined financial statements are provided for informational purposes only and do not claim to represent the actual balance sheet or statements of income had the merger occurred on March 31, 2018 or January 1, 2017. Neither is it expected that the pro forma condensed combined financial statements represent the Company’s future financial statements. The pro forma condensed combined financial statements do not include adjustments for expected future synergies resulting from the merger or expected future costs of combining the operations of Patriot with Prime.

The assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. The unaudited pro forma condensed combined financial statements should be read together with the notes. The unaudited pro forma condensed combined financial statements should be read together with the Company’s historical financial statements for the year ended December 31, 2017 on the Company’s Annual Report on Form 10-K and for the quarter ended March 31, 2018 on the Company’s Quarterly Report on Form 10-Q.

Patriot National Bancorp, Inc. and Prime Bank
Pro forma Condensed Combined Balance Sheet (Unaudited)
As of March 31, 2018
(In thousands)

	Patriot National	Prime	Pro Forma		Pro Forma
	Bancorp, Inc.	Bank	Adjustments	REF	Combined
Assets

Cash and cash equivalents	$61,992	$487	$(5,888)	A	$56,591

Investments	29,243	36,125	211	B	65,579

Loans receivable (net of allowance for loan losses: Patriot $6,485, Prime $383)	718,070	24,267	(1,243)	C	741,094
Accrued interest and dividends receivable	3,505	385			3,890
Premises and equipment, net	35,638	6			35,644
Other real estate owned		929			929
Goodwill			444	D	444
Intangible asset			324	E	324
Other assets (including FRB and FHLB stock, at cost)	21,969	2,494			24,463
Total Assets	$870,417	$64,693	$(6,152)		$928,958

Liabilities

Deposits:
Non interest bearing deposits	$71,736	$3,598			$75,334
Interest bearing deposits	583,562	42,599			626,161
Total deposits	655,298	46,197	-		701,495

Borrowings	139,810	9,925			149,735
Note payable	1,532				1,532
Accrued expenses and other liabilities	6,172	111	2,308	F,G	8,591
Total Liabilities	802,812	56,233	2,308		861,353

Shareholders' equity

Common stock	40	1,163	(1,163)	H	40
Additional paid-in capital	106,928	4,029	(4,029)	H	106,928
Accumulated deficit/retained earnings	(37,805)	4,908	(4,908)	H	(37,805)
Less: Treasury stock, at cost	(1,179)				(1,179)
Accumulated other comprehensive loss	(379)	(1,640)	1,640	H	(379)
Total Equity Capital	67,605	8,460	(8,460)		67,605
Total Liabilities and Equity Capital	$870,417	$64,693	$(6,152)		$928,958

See accompanying notes to the unaudited pro forma condensed combined financial statements

Patriot National Bancorp, Inc. and Prime Bank
Pro Forma Condensed Combined Statement of Income (Unaudited)
For the three months ended March 31, 2018
(In thousands)

	Patriot National	Prime	Pro Forma		Pro Forma
	Bancorp, Inc.	Bank	Adjustments	REF	Combined

Interest and Dividend Income	$9,312	$631			$9,943

Interest Expense	2,249	170	-		2,419

Net interest income	7,063	461	-		7,524

Provision for loan losses	185	-			185

Net interest income after provision for loan losses	6,878	461	-		7,339

Non-interest income	322	7	-		329

Non-interest expense
Salaries and benefits	2,769	231			3,000
Occupancy and equipment expense	741	31			772
Amortization Expense - Core Deposit Intangible			16	I	16
Other operating expense	2,281	39	(136)	J	2,184
Total non-interest expense	5,791	301	(120)		5,972

Income (loss) before income taxes	1,409	167	120		1,696

Provision for income taxes	344	201	32	K	577

Net income (loss)	$1,065	$(34)	$88		$1,119

Basic earnings per share	$0.27				$0.28
Diluted earnings per share	$0.27				$0.28

See accompanying notes to the unaudited pro forma condensed combined financial statements

Patriot National Bancorp, Inc. and Prime Bank
Pro Forma Condensed Combined Statement of Income (Unaudited)
For the twelve months ended December 31, 2017
(In thousands)

	Patriot National	Prime	Pro Forma		Pro Forma
	Bancorp, Inc.	Bank	Adjustments	REF	Combined

Interest and Dividend Income	$32,849	$2,661			$35,510

Interest Expense	6,956	694			7,650

Net interest income	25,893	1,967	-		27,860

(Credit) Provision for loan losses	(857)	416			(441)

Net interest income after (credit) provision for loan losses	26,750	1,551	-		28,301

Non-interest income	1,444	45	-		1,489

Non-interest expense
Salaries and benefits	10,915	845			11,760
Occupancy and equipment expense	3,133	129			3,262
Amortization Expense - Core Deposit Intangible			65	I	65
Other operating expense	7,124	290	(385)	J	7,029
Total non-interest expense	21,172	1,264	(320)		22,116

Income (loss) before income taxes	7,022	332	320		7,674

Provision (benefit) for income taxes	2,875	(116)	125	K	2,884

Net income (loss)	$4,147	$448	$195		$4,790

Basic earnings per share	$1.06				$1.22
Diluted earnings per share	$1.06				$1.22

See accompanying notes to the unaudited pro forma condensed combined financial statements

Note 1.      Basis of presentation

The unaudited pro forma condensed combined financial statements are based on the Company’s historical consolidated financial statements and Prime’s historical financial statements adjusted to give effect to the Company’s acquisition of Prime. The unaudited pro forma condensed combined balance sheet was prepared as if the merger occurred on March 31, 2018 and includes pro forma adjustments that are directly attributable to the merger and are factually supportable. The unaudited pro forma condensed combined statements of income for the three months ended March 31, 2018 and the twelve months ended December 31, 2017 were prepared as if the merger occurred on January 1, 2017 and include pro forma adjustments that are directly attributable to the merger, are factually supportable, and are expected to have a continuing impact on the combined results.

The acquisition was accounted for under the acquisition method of accounting in accordance with ASC 805, Business Combinations. Under the acquisition method, the total estimated purchase price, or consideration transferred, is measured at the acquisition closing date and the assets and liabilities of Prime are measured at their fair market value, with any difference identified as goodwill. These pro-forma statements use estimates of the fair value of the assets and liabilities of Prime which will subsequently be adjusted to actual fair value upon completion of further fair value calculations.

Note 2. Purchase price and financing

The unaudited pro forma condensed combined financial statements reflect the initial cash consideration paid of $5.9 million. This amount may be adjusted in the future to reflect post-closing adjustments relating to the calculation of tangible book value at close, including a potential adjustment associated with the disposition of certain problem loans.

The purchase of Prime will be financed with available cash.

Note 3.

A.	Represents the cash payment of the purchase of Prime.
B.	Represents an increase to the fair value of the securities included in the purchase.
C.	Represents an estimate of the reduction of value of the loan portfolio.
D.	Goodwill included in the purchase of Prime. Calculated as purchase price less Prime adjusted tangible book value (“TBV”) less core deposit intangible.
E.	Intangible asset related to core deposits of Prime. Estimated based on Prime’s April 30, 2018 deposit base.
F.	Increase liabilities for $1,065 thousand for various items to be paid in relation to the merger agreement. These items are included in the adjustments to Prime’s TBV.
G.	Increase liabilities for $1,243 thousand for estimate of contingent liability related to the cure of deficient loans.
H.	Reflects the elimination of Prime’s equity capital.
I.	Amortization of core deposit intangible over 5 year period.
J.	Reduction of other operating expense for non-recurring transactions costs incurred in Q1 2018 and in 2017.
K.	Tax impact of adjustments I. and J. above at 27% effective tax rate for 2018 and 39% effective tax rate for 2017.